Exhibit 11
WSB FINANCIAL GROUP, INC.
(In thousands, except per share amounts)
Computation of Earnings (Loss) Per Share — Basic

	2008	2007	2006	2005	2004

Income (Loss) From Continuing Operations	($32,652)	($5,200)	$3,885	$2,412	$1,340
Income (Loss) From Discontinued Operations, Net of Tax	0	0	0	0	0

Earnings (Loss) Before Cumulative Effect of a Change in Accounting Principal	($32,652)	($5,200)	$3,885	$2,412	$1,340
Cumulative Effect of a Change in Accounting Principle, Net of Tax	0	0	0	0	0

Net Earnings (Loss)	($32,652)	($5,200)	$3,885	$2,412	$1,340

Weighted Average Number of Shares Outstanding — Basic	5,574,853	5,565,123	2,870,022	2,642,628	2,270,211
Earnings (Loss) Per Share — Basic:
Continuing operations	($5.86)	($0.93)	$1.35	$0.91	$0.59
Discontinued operations	$0.00	$0.00	$0.00	$0.00	$0.00

Earnings (Loss) per share before cumulative effect of a change in accounting principle	($5.86)	($0.93)	$1.35	$0.91	$0.59
Cumulative effect of a change in accounting principle	$0.00	$0.00	$0.00	$0.00	$0.00

Earnings (Loss) Per Share — Basic	($5.86)	($0.93)	$1.35	$0.91	$0.59

11-1

WSB FINANCIAL GROUP, INC.
(In thousands, except per share amounts)
Computation of Earnings (Loss) Per Share — Diluted

	2008	2007	2006	2005	2004

Income (Loss) From Continuing Operations	($32,652)	($5,200)	$3,885	$2,412	$1,340
Income (Loss) From Discontinued Operations, Net of Tax	0	0	0	0	0

Earnings (Loss) Before Cumulative Effect of a Change in Accounting Principal	($32,652)	($5,200)	$3,885	$2,412	$1,340
Cumulative Effect of a Change in Accounting Principle, Net of Tax	0	0	0	0	0

Net Earnings (Loss)	($32,652)	($5,200)	$3,885	$2,412	$1,340

Weighted Average Number of Shares Outstanding	5,574,853	5,565,123	2,870,022	2,642,628	2,270,211
Net Shares Assumed to be Issued for Stock Options	0	0	415,600	282,464	159,366

Weighted Average Number of Shares Outstanding — Diluted	5,574,853	5,565,123	3,285,622	2,925,092	2,429,577
Earnings (Loss) Per Share — Diluted:
Continuing operations	($5.86)	($0.93)	$1.18	$0.82	$0.55
Discontinued operations	$0.00	$0.00	$0.00	$0.00	$0.00

Earnings (loss) per share before cumulative effect of a change in accounting principle	($5.86)	($0.93)	$1.18	$0.82	$0.55
Cumulative effect of a change in accounting principle	$0.00	$0.00	$0.00	$0.00	$0.00

Earnings (Loss) Per Share — Diluted	($5.86)	($0.93)	$1.18	$0.82	$0.55

Earnings (Loss) Per Share — Basic	($5.86)	($0.93)	$1.35	$0.91	$0.59

Dilutive Effect Per Share	$0.00	$0.00	($0.17)	($0.09)	($0.04)

11-2